EXECUTION COPY

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of December 21, 2012
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among AVON PRODUCTS, INC. (“API”), AVON CAPITAL CORPORATION (“ACC”, and together with API, the “Borrowers”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Banks”) and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Banks.
PRELIMINARY STATEMENTS:
(1)    The Borrowers, the Banks and the Administrative Agent have entered into a Revolving Credit and Competitive Advance Facility Agreement, dated as of November 2, 2010 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    The Borrowers and the Required Banks have agreed to amend the Credit Agreement as hereinafter set forth.
SECTION 1.Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a)    The definition of “Interest Coverage Ratio” in Section 1.01 is amended in full to read as follows:
“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense, in each case for the period of four fiscal quarters ending on such date.
(b)    Section 1.01 is further amended by adding the following defined terms are added in appropriate alphabetical order:
“Consolidated EBIT” means, for any period, for API and its Consolidated Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, State, local and foreign income taxes payable by API and its Consolidated Subsidiaries for such period, (iii) extraordinary and other non-cash losses and expenses ((w) other than in respect of provision for doubtful accounts or provision for obsolescence, (x) other than in respect of depreciation and amortization expense, (y) excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period, and (z) excluding any amortization of a prepaid cash item that was paid in a prior period), (iv) one-time fees, cash charges and other cash expenses, premiums or penalties incurred in connection with any asset sale, any issuance of equity interests or any issuance, incurrence or repayment of indebtedness and/or any refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed) and (v) cash charges and other cash expenses (including as cash charges and expenses any such non-cash items that represent an accrual or reserve for potential cash items in a future period), premiums or penalties incurred in connection with any restructuring or relating to any legal or regulatory action, settlement, judgment or ruling, in an aggregate amount not to exceed $400,000,000 for the period from October 1, 2012 until the Commitment Termination Date, and minus (b) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period or is expected to be a cash item in any future period).
“Consolidated Interest Expense” means, for any period, for API and its Consolidated Subsidiaries, interest expense (other than (i) hyperinflationary interest expense in any country that is offset by corresponding foreign exchange-related gains, (ii) interest expense attributable to pension accruals in Germany and Italy and (iii) interest payable to the Internal Revenue Service in respect of taxes).
“Consolidated Net Income” means, for any period, for API and its Consolidated Subsidiaries, the net income of API and its Consolidated Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.
SECTION 2.Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied, or waived in writing by the Required Banks:

(a)Agreements. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by the Required Banks and the Borrowers (or in the case of any such party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received, in form satisfactory to it, telecopy or other written confirmation from such party of its execution of a counterpart of this Amendment).

(b)Evidence of Incumbency. The Administrative Agent shall have received the following:

(i)API. (A) a certificate of the Secretary or Assistant Secretary of API, dated the Amendment Effective Date, and certifying as to the incumbency and signature of each officer executing this Amendment or any document delivered in connection herewith on behalf of the API; and

(B)    a certificate of a Responsible Officer of API as to the incumbency and signature of the Secretary or Assistant Secretary of API executing the certificate described in clause (i)(A) above.

(ii)    ACC. (A) a certificate of the Secretary or Assistant Secretary of ACC, dated the Amendment Effective Date, and certifying as to the incumbency and signature of each officer executing this Amendment or any document delivered in connection herewith on behalf of ACC; and

(B)    a certificate of a Responsible Officer of ACC as to the incumbency and signature of the Secretary or Assistant Secretary of ACC executing the certificate described in clause (ii)(A) above.

SECTION 3.Representations and Warranties of the Borrowers The Borrowers represent and warrant as follows:

(a)    The representations and warranties of the Borrowers set forth in Article 5 of the Credit Agreement (other than the representations and warranties contained in Sections 5.01(d)(ii) and 5.01(e)(ii) or any other representations and warranties that expressly relate to a date certain) are true and correct with the same effect as though such representations and warranties had been made on the date hereof.

(b)    No Default or Event of Default has occurred and is continuing.

(c)    The execution, delivery and performance by each Borrower of this Amendment are within the corporate powers of such Borrower and have been duly authorized by all necessary corporate action of such Borrower, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene in any material respect, or constitute a material default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws (or similar constitutive instruments) of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or result in the creation or imposition of any material Lien on any asset of any Borrower or any Material Subsidiary.

(d)    This Amendment constitutes a valid and binding agreement of each Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general equity principles, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.Reference to and Effect on the Credit Agreement and the Notes.
(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)    The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5.Costs and Expenses The Borrowers agree to pay promptly all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and disbursements of one firm of counsel for the Agent) in accordance with the terms of Section 11.03 of the Credit Agreement.

SECTION 6.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AVON PRODUCTS, INC.
By	/s/ Shalabh Gupta
Name: Shalabh Gupta
Title: Vice President and Treasurer

AVON CAPITAL CORPORATION
By	/s/ Shalabh Gupta
Name: Shalabh Gupta
Title: Vice President and Treasurer

CITIBANK, N.A., as Administrative Agent and as a Bank
By	/s/ Carolyn Kee
Name: Carolyn Kee
Title: Vice President

BANK OF AMERICA, N.A.
By	/s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Director

JPMORGAN CHASE BANK, N.A.
By	/s/ Tony Wong
Name: Tony Wong
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
By	/s/ Maria Iarriccio
Name: Maria Iarriccio
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH
By	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By	/s/ Alan Vitulich
Name: Alan Vitulich
Title: Vice President

GOLDMAN SACHS BANK USA
By	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.
By	/s/ Nich Zangari
Name: Nick Zangari
Title: Authorized Signatory

BANCO SANTANDER, S.A., NEW YORK BRANCH
By	/s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director
Banco Santander, S.A., New York Branch

By	/s/ James H. Bathon
Name: James H. Bathon
Title: Managing Director
Banco Santander, S.A., New York Branch

BNP PARIBAS
By	/s/ Simone Vinocour
Name: Simone Vinocour
Title: Managing Director

By	/s/ Berangere Allen
Name: Berangere Allen
Title: Director

BANCO BILBAO VIZCAYA ARGENTARIA S.A., NEW YORK BRANCH
By	/s/ Mathias Rosenthal
Name: Mathias Rosenthal
Title: Associate

By	/s/ Luca Sacchi
Name: Luca Sacchi
Title: ED

THE NORTHERN TRUST COMPANY
By	/s/ Daniel J. Boote
Name: Daniel J. Boote
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By	/s/ Conan Schleicher
Name: Conan Schleicher
Title: Vice President